Exhibit 99.1


                          AGREEMENT AND PLAN OF MERGER




                                January 2, 2002






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                                TABLE OF CONTENTS

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SECTION ONE..................................................................1

1.    The Merger.............................................................1

1.1   The Merger.............................................................1

1.2   Closing; Effective Time................................................1

1.3   Effect of the Merger...................................................2

1.4   Certificate of Incorporation; Bylaws...................................2

1.5   Directors and Officers.................................................2

1.6   Effect on Capital Stock................................................2

1.7   Surrender of Certificates..............................................4

1.8   No Further Ownership Rights in Target Capital Stock....................5

1.9   Taking of Necessary Action; Further Action.............................5

1.10  Withholding............................................................5

1.11  Lost, Stolen or Destroyed Certificates.................................5

SECTION TWO..................................................................6

2.    Representations and Warranties of Target...............................6

2.1   Organization; Subsidiaries.............................................7

2.2   Certificate of Incorporation and Bylaws................................7

2.3   Capital Structure......................................................7

2.4   Authority..............................................................8

2.5   No Conflicts; Required Filings and Consents............................9

2.6   SEC Filings; Financial Statements......................................9

2.7   Absence of Undisclosed Liabilities....................................10

2.8   Absence of Certain Changes............................................10

2.9   Litigation............................................................12

2.10  Restrictions on Business Activities...................................13

2.11  Permits...............................................................13

2.12  Title to Property.....................................................13

2.13  Intellectual Property.................................................14

2.14  Environmental Matters.................................................16

2.15  Taxes.................................................................17

2.16  Employee Benefit Plans................................................19

2.17  Certain Agreements Affected by the Merger.............................22


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                                TABLE OF CONTENTS
                                   (continued)

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2.18  Employee Matters......................................................22

2.19  Material Contracts....................................................23

2.20  Interested Party Transactions.........................................24

2.21  Insurance.............................................................25

2.22  Compliance With Laws..................................................25

2.23  Minute Books..........................................................25

2.24  Complete Copies of Materials..........................................25

2.25  Brokers' and Finders' Fees............................................25

2.26  Proxy Statement.......................................................26

2.27  Vote Required.........................................................26

2.28  Board Approval........................................................26

2.29  Accounts Receivable...................................................26

2.30  Customers.............................................................26

2.31  Third Party Consents..................................................27

2.32  Opinion of Financial Advisor..........................................27

2.33  Certain Contracts.....................................................27

2.34  Solvency..............................................................27

2.35  Representations Complete..............................................27

SECTION THREE...............................................................27

3.    Representations and Warranties of Acquiror and Merger Sub.............27

3.1   Organization, Standing and Power......................................28

3.2   Authority.............................................................28

3.3   No Conflict; Required Filings and Consents............................28

3.4   Litigation............................................................28

      3.5   Broker's and Finders' Fees......................................29

      3.6   SEC Filings, Financial Statements...............................29

      3.7   Solvency........................................................29

SECTION FOUR................................................................30

4.    Conduct Prior to the Effective Time...................................30

4.1   Conduct of Business of Target and Acquiror............................30

4.2   Conduct of Business of Target.........................................31

4.3   No Solicitation.......................................................33


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                                TABLE OF CONTENTS
                                   (continued)

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SECTION FIVE................................................................34

5.    Additional Agreements.................................................34

5.1   Best Efforts and Further Assurances...................................34

5.2   Consents; Cooperation.................................................34

5.3   Access to Information.................................................36

5.4   Confidentiality.......................................................36

5.5   Public Disclosure.....................................................36

5.6   FIRPTA................................................................36

5.7   State Statutes........................................................37

5.8   Stockholder Approval..................................................37

5.9   Special Meeting of Stockholders.......................................38

5.10  Voting Agreements and Irrevocable Proxies.............................38

5.11  Maintenance of Target Indemnification Obligations.....................38

5.12  Non-Solicitation Agreements...........................................39

5.13  Target Employees......................................................39

5.14  De-Listing............................................................39

5.15  Section 16(b).........................................................39

5.16  Closing Balance Sheet; Purchase Price Adjustment......................40

5.17  Certain Pre-Closing Actions...........................................42

5.18  Conduct Following Closing Balance Sheet Date..........................43

5.19  401(k) Plan...........................................................44

5.20  Special Distribution..................................................44

5.21  Tax Consolidation.....................................................44

5.22  Cobra Benefits........................................................44

SECTION SIX.................................................................45

6.    Conditions to the Merger..............................................45

6.1   Conditions to Obligations of Each Party to Effect the Merger..........45

6.2   Additional Conditions to Obligations of Target........................45

6.3   Additional Conditions to the Obligations of Acquiror and Merger Sub...46

SECTION SEVEN...............................................................50

7.    Termination, Amendment and Waiver.....................................50

7.1   Termination...........................................................50


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                                TABLE OF CONTENTS
                                   (continued)

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7.2   Effect of Termination.................................................51

7.3   Expenses and Termination Fees.........................................51

7.4   Amendment.............................................................52

7.5   Extension; Waiver.....................................................52

SECTION EIGHT...............................................................53

8.    Indemnification.......................................................53

8.1   Expiration of Representations and Warranties..........................53

8.2   Notices...............................................................53

8.3   Interpretation........................................................54

8.4   Counterparts..........................................................54

8.5   Entire Agreement; Nonassignability; Parties in Interest...............54

8.6   Severability..........................................................54

8.7   Remedies Cumulative...................................................55

8.8   Governing Law.........................................................55

8.9   Rules of Construction.................................................55

8.10  Amendments and Waivers................................................55


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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


      This Agreement and Plan of Merger (the "Agreement") is made and entered into as of January 2, 2002, by and among eUniverse, Inc., a Nevada corporation ("Acquiror"), L90 Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and L90, Inc., a Delaware corporation ("Target").

                                    RECITALS
                                    --------

      A     The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub and Target (the "Merger") and, in furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Target (the "Target Capital Stock") shall be converted into the right to receive cash in the amounts set forth herein.

      B     Concurrently with the execution of this Agreement, as a condition to the willingness of Acquiror and Merger Sub to enter into this Agreement, Acquiror, Merger Sub and certain shareholders of the Target are entering into Voting Agreements, a form of which is attached to this Agreement as Exhibit B (the "Voting Agreement"), providing for the agreement by such shareholders to vote in favor of this Agreement and the Merger.

      C     Target, Acquiror and Merger Sub desire to make certain
representations and warranties and other agreements in connection with the Merger.

                                    AGREEMENT
                                    ---------

      The parties hereby agree as follows:

                                   SECTION ONE

      1     The Merger.

            1.1 The Merger At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            1.2 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a time determined in accordance with Section 5.16 or at such other time as the parties agree (the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 777 South Figueroa Street, 32nd Floor, Los Angeles, CA 90017, or at such other location as the parties agree.

            1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            1.4     Certificate of Incorporation; Bylaws.

                    (a) At the Effective Time, the Certificate of Incorporation of Target , as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, provided that it shall be immediately amended and restated to a form identical to that of Merger Sub, except that the name of the Surviving Corporation shall be L90, Inc..

                    (b) At the Effective time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

            1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

                    (a)  Conversion of Target Capital Stock.

                         (i)   All of the issued and outstanding shares of
Common Stock, par value $.001 per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of Delaware Law ("Dissenting Shares")) shall be converted into the right to receive $0.2047 per share (assuming 24,913,035 shares outstanding at the Closing), subject to adjustment as set forth in Section 1.6(e) (the "Merger Consideration"). The total amount paid for all outstanding securities of Target at the Effective Time is referred to herein as the "Aggregate Merger Consideration." All shares of Target Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target

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Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 1.7, without interest.

                    (b) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                    (c)  Target Options and Warrants.

                         (i)   Target Options. Effective immediately prior to
the Effective Time and contingent upon consummation of the Merger, all outstanding options to purchase Target Common Stock (the "Target Options") issued under the Target's 1999 Stock Incentive Plan or any other stock option agreement between Target on the one hand and any of its employees, officers, directors, consultants or advisors, on the other hand (the "Target Stock Option Plans") shall terminate unexercised by virtue of the merger and be cancelled without any action on the part of the holder thereof. Between the date hereof and the Closing, Target shall use its reasonable best efforts (including making the receipt of any severance payment to which any individual is not contractually entitled contingent upon the execution of a Letter Agreement or other agreement containing similar terms) to obtain from each holder of unexercised Options an executed Letter Agreement in the form attached hereto as Exhibit D (the "Letter Agreement") acknowledging the cancellation of such unexercised options and the release of the Surviving Corporation from any and all liability or obligation in connection with each of such holder's Target Options.

                         (ii)  Target Warrants. Effective immediately prior to
the Effective Time and contingent upon consummation of the Merger, all outstanding warrants to purchase Target Capital Stock (the "Target Warrants") shall terminate by virtue of the merger and be cancelled without any action on the part of the holder thereof, except (A) that those four Target Warrants numbered IPO 99-1, IPO 99-2, PP 99-1 and PP 99-2 exercisable into 40,000, 26,666, 50,000 and 33,333 shares of Target common stock respectively may each remain outstanding provided that the exercise price under any such Target Warrant remaining outstanding at the Effective Time is greater than the sum (the "Total Consideration") of the amount to be received per share of Target common stock in the Special Distribution, plus the Merger Consideration and (B) with respect to those Target Warrants referred to in Section 2.3 of the Target Disclosure Schedule as the "webMillion Warrants," such Target Warrants may remain outstanding, provided that (i) the amount to be retained in the Cash Account shall be increased by an amount (the "Warrant Amount") equal to the product of (x) the difference of the Total Consideration less the exercise price per share of such webMillion Warrants multiplied by (y) the number of shares of Target Common Stock purchasable upon exercise of the webMillion Warrants that remain outstanding, and (ii) Target uses its reasonable best efforts to terminate such webMillion Warrants in exchange for the payment to the holder thereof of an amount equal to such holder's share of the Warrant Amount.

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                    (d)  Capital Stock of Merger Sub. At the Effective Time,
each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                    (e) Adjustments. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Target Capital Stock occurring after the date of this Agreement and prior to the Effective Time. The Merger Consideration shall also be adjusted upon the issuance of any additional shares of capital stock, options therefor of securities convertible into capital stock such that no such issuance shall result in an increase in the Aggregate Merger Consideration that would otherwise be payable.

                    (f) Dissenters' Rights. Any Dissenting Shares shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Target Capital Stock, the Merger Consideration to which such holder would otherwise be entitled under this
Section 1.6 and the Certificate of Merger.

            1.7     Surrender of Certificates.

                    (a) Exchange Agent. Mellon Investor Services or such other entity as may be selected by Acquiror shall act as exchange agent (the "Exchange Agent") in the Merger.

                    (b) Acquiror to Provide Cash. At the Effective Time, Acquiror shall deposit with the Exchange Agent for payment in accordance with this Section 1, through such reasonable procedures as Acquiror and Target may adopt, sufficient funds in amounts and at times necessary for the payment of the Merger Consideration in the amounts and at the times provided herein. All interest earned on such funds shall be paid to Acquiror.

                    (c) Exchange Procedures. Promptly after the Merger Consideration is deposited with the Exchange Agent, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

                    (d) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (e) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

            1.8 No Further Ownership Rights in Target Capital Stock. All cash in the amount of the Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

            1.9 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

            1.10 Withholding. Each of the Exchange Agent, Acquiror, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Target Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

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            1.11    Lost, Stolen or Destroyed Certificates. In the event any
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   SECTION TWO

      2     Representations and Warranties of Target.


            In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement, provided, however, that none of the following shall be deemed to be a Material Adverse Effect or taken into account in determining whether there has been or will be a Material Adverse Effect: (i) any change in the market price or trading volume of Target's stock after the date hereof, (ii) any reduction in revenue (and resulting change in other items on Target's income statement) resulting directly from the termination of contracts or employees that Acquiror and Target have mutually agreed Target should terminate, (iii) any diminution in the value of assets on Target's balance sheet (and resulting change in other items on Target's income statement) resulting directly from the sale of assets at below book value that Acquiror and Target have mutually agreed Target should so sell, and (iv) any litigation or other proceeding against or involving Target or its Affiliates with respect to which (A) an insurer with an A.M. Best Rating of A+ or better has agreed to cover any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) ("Losses") incurred in connection with such, provided that an agreement to cover such Losses subject to a reservation of rights shall be deemed to be an agreement to cover so long as the subject matter of such suit or proceeding is covered by the relevant insurance policy, in Acquiror's reasonable business judgment, (B) Acquiror's reasonable estimate of all Losses which might be incurred in connection with such lawsuit is less than the relevant policy limit and (C) Target has paid the entire amount of the deductible under such policy, such that all Losses will be paid entirely by the insurer.

            In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable investigation sufficient to express an informed view.

            Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror and Merger Sub as follows (items on the Target Disclosure Schedule shall only be deemed to be exceptions and disclosures with respect to the representation of the same number and letter as the Section of the Target Disclosure Schedule in which such item appears):

            2.1 Organization; Subsidiaries. Each of Target and each subsidiary of Target (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and each Subsidiary has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Material Adverse Effect on Target. Each of Target and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect on Target. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 2.1 of the Target Disclosure Schedule. Target is the owner of all outstanding shares of capital stock of each Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary are owned by Target free and clear of all liens, charges, claims, encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating Target or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

            2.2 Certificate of Incorporation and Bylaws. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target and each Subsidiary, each as amended to date, to Acquiror. Neither Target nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

            2.3 Capital Structure. The authorized capital stock of Target consists of 53,333,333 shares of Common Stock and 6,998,000 shares of Preferred Stock and no other equity securities, of which there were issued and outstanding as of the close of business on December 17, 2001, 24,913,035 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after December 17, 2001 other than pursuant to the exercise of Target warrants and options outstanding as of such date under the Target Stock Option Plans. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Common Stock were issued in compliance with all applicable federal and state securities laws. As of the close of business on the date hereof, Target has reserved 9,272,768 shares of Common Stock for issuance to employees and consultants pursuant to the Target Stock Option Plans, of which 502,457 shares have been issued pursuant to option exercises or direct stock purchases, 4,325,794 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. As of the date hereof, Section 2.3 of the Target Disclosure Schedule sets forth the number of outstanding Target Options and all other rights to acquire shares of Target Common Stock pursuant to the Target Stock Option Plans and the applicable exercise prices. As of the date hereof, except (i) for the rights created pursuant to this Agreement, (ii) for Target's right to repurchase any unvested shares under the Target Stock Option Plans and (iii) as set forth in this
Section 2.3 or as set forth in Section 2.3 of the Target Disclosure Schedule, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound relating to the issued or unissued capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as provided in
Section 1.6(c)(ii), immediately prior to the Effective Time there will be no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound relating to the issued or unissued capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, between or among any of Target's stockholders, except for the stockholders delivering Voting Agreements. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror and, except as contemplated by
Section 1.6(c), such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

            2.4 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by
Section 6.1(a). Target's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or other laws affecting the enforceability of creditors' rights generally, and by general equitable principles (collectively, the "Remedies Exception").

            2.5     No Conflicts; Required Filings and Consents.

                    (a) Except as set forth in Section 2.5(a) of the Target Disclosure Schedule, the execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby, including the actions contemplated by Section 1.6(c) will not, conflict with, breach, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target or any of its Subsidiaries, as amended, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary or any of their properties or assets or (iii) any Target Employee Benefit Plan or agreement entered into or issued pursuant thereto or in connection therewith.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws and the securities laws of any foreign country, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations, filings, approvals and registrations which either have been obtained or made or, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

            2.6     SEC Filings; Financial Statements.

                    (a) Target has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 28, 2000, and has previously made available to Acquiror, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 1999 and December 31, 2000, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, (iii) all proxy statements relating to Target meetings of stockholders (whether annual or special) held since January 28, 2000, (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by Target with the SEC since January 28, 2000, (the forms, reports and other documents referred to in clauses
(i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "Target SEC Reports"), and (v) complete (i.e., unredacted) copies of each exhibit to the

Target SEC Reports filed with the SEC. The Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and
(iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto.

                    (b) No Subsidiary is required to file any form, report or other document with the SEC.

                    (c) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date hereof and prior to the Effective Time, was or will be prepared in accordance with the United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented or will fairly present the consolidated financial position, results of operations and cash flows of Target and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to the lack of complete footnotes and normal and recurring year-end adjustments which did not and are not expected to have a Material Adverse Effect on Target).

                    (d) Target has previously furnished to Acquiror complete and correct copies of all amendments and modifications that have not been filed by Target with the SEC to all agreements, documents and other instruments that previously had been filed by Target with the SEC and are currently in effect.

            2.7 Absence of Undisclosed Liabilities. Neither Target nor any Subsidiary has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the consolidated Balance Sheet of Target at September 30, 2001 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under GAAP and set forth in Section 2.7 of the Target Disclosure Schedule, (iii) those incurred in the ordinary course of business since the date of the Target Balance Sheet (other than ordinary trade payables) and consistent with past practice and set forth in Section 2.7 of the Target Disclosure Schedule, (iv) ordinary trade payables incurred in the ordinary course of business since September 30, 2001,
(v) those incurred in connection with the execution of this Agreement and (vi) those incurred after the date hereof in accordance with Section 4.

            2.8     Absence of Certain Changes. Except as set forth in Section
2.8 of the Target Disclosure Schedule, and except for such actions as may be taken pursuant to Sections 1.6(c), 4.2, 5.17, 5.19 and 5.20, since September 30, 2001 (the "Target Balance Sheet Date") there has not been, occurred or arisen any:

                    (a) transaction by Target or any Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices or transactions entered into after the date hereof in accordance with
Section 4;

                    (b) amendments or changes to the Certificate of Incorporation or Bylaws of Target;

                    (c) capital expenditure or capital commitment by Target or any Subsidiary, in any individual amount exceeding $25,000, or in the aggregate, exceeding $50,000, except such expenditures and commitments as are made after the date hereof in accordance with Section 4;

                    (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Target or any Subsidiary (whether or not covered by insurance) which would constitute a Material Adverse Effect;

                    (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                    (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets (except such changes as are required pursuant to SFAS 141 and 142 published by the Financial Accounting Standards Board);

                    (g) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock, except repurchases of Target Common Stock from terminated Target employees at the original per share purchase price of such shares;

                    (h) increase in the salary or other compensation payable or to become payable by Target to any officers, directors, employees or advisors of Target or any Subsidiary, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement and except for salary increases made after the date hereof in an amount not to exceed 10% with respect to any individual, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

                    (i) sale, lease, license of other disposition of any of the assets or properties of Target or any Subsidiary, except in the ordinary course of business and not in excess of $50,000 in the aggregate;

                    (j) termination or material amendment of any material contract, agreement or license (including any distribution agreement, but with respect to insertion orders, only those in an amount of $100,000 or more) to which Target or any Subsidiary is a party or by which it is bound;

                    (k) loan by Target or any Subsidiary to any person or entity, or guaranty by Target or any Subsidiary of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and
(y) trade payables in the ordinary course of business, consistent with past practices;

                    (l) waiver or release of any right or claim of Target or any Subsidiary, including any write-off or other compromise of any account receivable of Target or any Subsidiary relating to any entities with accounts receivable currently outstanding and in excess of $50,000 in the aggregate, except for waivers, releases and write-offs made in accordance with Section 4;

                    (m) the commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Target's knowledge, investigation of Target or any Subsidiary or their respective affairs;

                    (n) notice of any claim of ownership by a third party of Target's or any Subsidiary's Intellectual Property (as defined in Section 2.13 below) or of infringement by Target or any Subsidiary of any third party's Intellectual Property rights;

                    (o) except for issuances of common stock upon the exercise of options or warrants currently outstanding and set forth on the Target Disclosure Schedule, issuance or sale by Target or any Subsidiary of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                    (p) change in pricing or royalties set or charged by Target or any Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target or any Subsidiary other than changes to insertion orders in the ordinary course of business consistent with past practice and changes made in accordance with
Section 4;

                    (q) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Target; or

                    (r) agreement by Target, any Subsidiary or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

            2.9 Litigation. Except as set forth in Section 2.9 of the Target Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any Subsidiary, threatened against Target or any Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any Subsidiary or, to the knowledge of Target and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All judgments, orders and decrees binding upon Target or any Subsidiary as of the date hereof are disclosed in Section 2.9 of the Target Disclosure Schedule.

            2.10    Restrictions on Business Activities. Except as set forth in
Section 2.10 of the Target Disclosure Schedule, (i) there is no agreement, judgment, injunction, order or decree binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Target or any Subsidiary, any acquisition of property by Target or any Subsidiary or the overall conduct of business by Target or any Subsidiary as currently conducted by Target or by any Subsidiary and (ii) assuming the consummation of the transactions contemplated hereby, there is no agreement, judgment, injunction, order or decree binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Acquiror or any of its subsidiaries, any acquisition of property by Acquiror or any of its subsidiaries or the overall conduct of business by Acquiror or any of its subsidiaries as currently conducted by Acquiror or any of its subsidiaries.

            2.11 Permits. Each of Target and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target or that Subsidiary, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no suspension or cancellation of any Target Authorization is pending or, to Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. Neither Target nor any Subsidiary is in conflict with, or in default or violation of, (i) any laws applicable to Target or any Subsidiary or by which any property or asset of Target or any Subsidiary is bound or affected, (ii) any Target Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any Subsidiary is a party or by which Target or any Subsidiary or any property or asset of Target or any Subsidiary is bound or affected, except for any such conflict, default or violation that would not have a Material Adverse Effect on Target.

            2.12    Title to Property.

                    (a) Except as set forth on Section 2.12 of the Target Disclosure Schedule, Target and each Subsidiary (i) has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except Permitted Liens or (ii) with respect to leased properties and assets, has valid leasehold interests therein. The plants, property and equipment of Target and

Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to ordinary wear and tear. All properties used in the operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent United States generally accepted accounting principles require the same to be reflected. Section 2.12(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target and by each Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                    (b) "Permitted Liens" shall mean liens for taxes or assessments not yet due and liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent.

                    (c) Section 2.12(c) of the Target Disclosure Schedule also sets forth a true, correct and complete list of substantially all equipment (the "Equipment") owned or leased by Target and its Subsidiaries, and such Equipment is, taken as a whole, (i) adequate for the conduct of Target's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

            2.13    Intellectual Property.

                    (a) Except as set forth in Section 2.13(a) of the Target Disclosure Schedule, Target and each of its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Target or any Subsidiary as currently conducted by Target or any Subsidiary, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target.

                    (b)  Section 2.13 of the Target Disclosure Schedule lists
(i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which Target or any Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software, exclusive or otherwise ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business. Neither Target nor any Subsidiary is in violation of any license, sublicense or agreement described in Section 2.13 of the Target Disclosure Schedule. The execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, will neither cause Target or any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Section 2.13 of the Target Disclosure Schedule or except where Target is a non-exclusive licensee, Target is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

                    (c) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any Subsidiary, any trade secret material to Target or any Subsidiary or any Intellectual Property right of any third party to the extent licensed by or through Target or any Subsidiary, by any third party, including any employee of Target or any Subsidiary. Except as set forth in Section 2.13(c) of the Target Disclosure Schedule, neither Target nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

                    (d) Neither Target nor any Subsidiary is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

                    (e) Except as set forth in Section 2.13(e) of the Target Disclosure Schedule, (i) all patents, registered trademarks, service marks and copyrights held by Target or any Subsidiary are valid and existing and there is no assertion or claim challenging the validity of any Intellectual Property of Target or any Subsidiary, (ii) Target has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (iii) the conduct of the business of Target and each Subsidiary as currently conducted does not infringe on or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that is reasonably likely to have a Material Adverse Effect on Target. All registered trademarks, service marks and copyrights held by Target are valid and existing. Except as set forth in Section 2.13(e) of the Target Disclosure Schedule, to Target's knowledge, no third party is challenging the ownership by Target or any Subsidiary, or the validity or effectiveness of, any of the Intellectual Property. Neither Target nor any Subsidiary has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target or any Subsidiary, except such as may have been commenced by Target or any Subsidiary. There is no breach or violation of, actual loss of rights or, to Target's Knowledge, threatened loss of rights under any license agreement to which Target is a party.

                    (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                    (g) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Each of Target and its respective Subsidiaries has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees, consultant and independent contractors of Target and each Subsidiary have executed such an agreement. Except as set forth in Section 2.13(g) of the Target Disclosure Schedule, all use, disclosure or appropriation of Confidential Information not owned by Target or a Subsidiary has been pursuant to the terms of a written agreement between Target or a Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

            2.14    Environmental Matters.

                    (a)  The following terms shall be defined as follows:

                         (i)   "Environmental and Safety Laws" shall mean any
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

                         (ii)  "Hazardous Materials" shall mean any toxic or
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant.

                         (iii) "Property" shall mean all real property leased or
owned by Target or its Subsidiaries either currently or in the past.

                         (iv)  "Facilities" shall mean all buildings and
improvements on the Property of Target or its Subsidiaries.

                         (v)   "Relevant Period" shall mean the period during
which Target or any Subsidiary leased or owned the Property or Facility in question.

                    (b) Target represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities during the Relevant Period; (ii) all Hazardous Materials and wastes, used, manufactured or located on the Property or Facilities during the Relevant Period have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Property or Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws on any of the Property or Facilities or otherwise relating to or involving Target or any Subsidiary or any of their respective assets; (v) neither Target nor its Subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any state analog statute, arising out of events occurring prior to the Closing Date; (vi) there has not been in the past, and are not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters), during the Relevant Period; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million, during the Relevant Period; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its Subsidiaries uses and activities therein have at all times during the Relevant Period complied with all Environmental and Safety Laws; (xi) Target and its Subsidiaries have all the permits and licenses under Environmental and Safety Laws required to be issued and are in full compliance with the terms and conditions of those permits; and
(xii) neither Target nor any of its Subsidiaries is liable for any off-site contamination nor under any Environmental and Safety Laws.

            2.15    Taxes.

                    (a) For purposes of this Section 2.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                         (i)   The term "Taxes" shall mean all taxes, however
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                         (ii)  The term "Returns" shall mean all reports,
estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

                    (b) All Returns required to be filed by or on behalf of Target or any Subsidiary have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target or any Subsidiary under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Target or any Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target and each Subsidiary have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target or any Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target or that Subsidiary is contesting in good faith through appropriate proceedings. Neither Target nor any Subsidiary has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

                    (c) The amount of Target's and any Subsidiary's liabilities for unpaid Taxes for all periods through the Target Balance Sheet Date do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Target Balance Sheet, and the Target Balance Sheet properly accrues in accordance with GAAP all liabilities for Taxes of Target and its Subsidiaries payable after the date of the Target Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes of Target or any Subsidiary has been incurred or material amount of taxable income has been realized (or prior to and including the Effective Time will be incurred or realized) since such date other than in the ordinary course of business.

                    (d) Acquiror has been furnished by Target true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or any Subsidiary relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target and its Subsidiaries for all periods since the year ended December 31, 1997.

                    (e) No audit of the Returns of or including Target and its Subsidiaries by a government or taxing authority is in process, or to Target's knowledge, pending or threatened. No deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of Target or any of its Subsidiaries, and Target has not received notice nor does it expect to receive notice that it or any Subsidiary has not filed a Return or paid Taxes required to be filed or paid. Neither Target nor any Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or to Target's knowledge, threatened against Target, any Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target or any Subsidiary. Target and each Subsidiary have disclosed on their federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

                    (f) Target and its Subsidiaries are not (nor have they ever been) parties to any tax sharing agreement. Since April 16, 1997, neither Target nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

                    (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Neither Target nor any Subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target or to such Subsidiary pursuant to
Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither Target nor any Subsidiary has agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Target and each Subsidiary will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target or such Subsidiary received the economic benefit prior to the Closing Date. Neither Target nor any Subsidiary is, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

                    (h) The Target Disclosure Schedule contains accurate and complete information regarding Target's and its Subsidiaries' net operating losses for federal and each state tax purposes as of the date hereof. Target and its Subsidiaries have no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

            2.16    Employee Benefit Plans.

                    (a) Schedule 2.16 lists, with respect to Target, each Subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), life insurance or accident insurance plans, programs or arrangements,
(iii) all contracts and agreements relating to employment and all severance agreements, with any of the directors, officers or employees of Target or its Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Target or its Subsidiary at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any Subsidiary and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any Subsidiary remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any Subsidiary (together, the "Target Employee Plans").

            (b) Target has furnished to Acquiror a copy of each of the written Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service an opinion letter or favorable determination letter as to its initial qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation as of the date of the opinion or determination letter; may rely on an opinion letter issued to a prototype plan sponsor with respect to a standardized plan adopted by Target in accordance with the requirements for such reliance; or has applied to the Internal Revenue Service for such a determination letter (or has time remaining to apply for such a determination letter) prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to all periods since the date of adoption of such Target Employee Plan. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

                  (c) Except as set forth in Section 2.16(c) of the Target Disclosure Schedule, (i) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and not exempt under
Section 408 of ERISA or Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and Target has no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980D of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any Subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Target Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; and (viii) no compensation paid or payable to any employee of Target or any Subsidiary has been, or will be, non-deductible by reason of application of Section 162(m) or 280G of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (d) With respect to each Target Employee Plan, Target and each of its United States Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act ("HIPAA") and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except with respect to (i), (ii) or (iii), to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                  (e) Except to the extent set forth in Section 2.16(e) of the Target Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan that would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

            2.17 Certain Agreements Affected by the Merger. Except as set forth in Section 2.17 of the Target Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Target, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            2.18 Employee Matters. Target and each of its Subsidiaries are in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability, that are material either individually or in the aggregate. Neither Target nor any of its Subsidiaries has any material obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder. Except as set forth in Section 2.18 of the Target Disclosure Schedule, there are no controversies pending or, to the knowledge of Target or any of its Subsidiaries, threatened, between Target or any of its Subsidiaries and any of their respective employees or former employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Target or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees. Target and the Subsidiaries have not incurred any material liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact or event exists that could give rise to liability under the WARN Act other than possible aggregation of past "employment losses" as that term is defined in the WARN Act, in the event that Acquiror, Merger Sub or any other entity causes such additional employment losses on or after the Closing.
Section 2.18 of the Target Disclosure Schedule contains a list of all employees who are as of the date hereof on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who as of the date hereof have requested in writing a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

            2.19    Material Contracts.

                    (a) Subsections (i) through (ix) of Section 2.19(a) of the Target Disclosure Schedule contain a list of all contracts and agreements to which Target or any Subsidiary is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target and the Subsidiaries taken as a whole (such contracts, agreements and arrangements as are required to be set forth in Section 2.19(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material Contracts"), except for contracts entered into after the date hereof in accordance with
Section 4 (including those entered into pursuant to Section 5.17). Material Contracts shall include, without limitation, the following and shall be categorized in the Target Disclosure Schedule as follows:

                         (i)     each contract and agreement (other than routine
purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target or any Subsidiary under the terms of which Target or any
Subsidiary: (A) paid or otherwise gave consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, (C) is likely to pay or otherwise give consideration of more than $15,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $5,000;

                         (ii)    each customer contract and agreement (other
than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target or any Subsidiary is a party which (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, (C) is likely to involve consideration of more than $15,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $5,000;

                         (iii)   (A) all distributor, manufacturer's
representative, broker, franchise, agency and dealer contracts and agreements to which Target or any Subsidiary is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target or any Subsidiary is a party which: (1) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (2) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, or (3) are likely to involve consideration of more than $15,000 in the aggregate over the remaining term of the contract;

                         (iv)    all management contracts with independent
contractors or consultants (or similar arrangements) to which Target or any Subsidiary is a party and which (A) involved consideration or more than $10,000 in the aggregate during the calendar year ended

December 31, 2000 (B) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001 or (C) are likely to involve consideration of more than $15,000 in the aggregate over the remaining term of the contract;

                         (v)     all contracts and agreements (excluding routine
checking account overdraft agreements involving petty cash amounts) under which Target or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target or any Subsidiary has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

                         (vi)    all contracts and agreements that limit the
ability of Target or any Subsidiary or, after the Effective Time, Acquiror or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                         (vii)   all contracts and agreements between or among
Target or any Subsidiary, on the one hand, and any affiliate of Target (other than a wholly owned subsidiary), on the other hand:

                         (viii)  all contracts and agreements to which Target or
any Subsidiary is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                         (ix)    all other contracts or agreements (A) which are
material to Target and its Subsidiaries or the conduct of their respective businesses, (B) the absence of which would have a Material Adverse Effect on Target, or (C) which are believed by Target to be of unique value even though not material to the business of Target.

                    (b)  Except as would not have a Material Adverse Effect on
Target: (i) each Target license, each Material Contract and each other material contract or agreement of Target or any Subsidiary which would have been required to be disclosed in Section 2.19(a) of the Target Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of the Target licenses or Material Contracts is in default by its terms or has been cancelled by the other party; (ii) Target and the Subsidiaries are not in receipt of any claim of default under any such agreement; and (iii) none of Target or any of the Subsidiaries anticipates any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has made available to Acquiror true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

            2.20    Interested Party Transactions. Except as set forth in
Section 2.20 of the Target Disclosure Schedule, neither Target nor any Subsidiary is indebted to any director, officer, employee or agent of Target or any Subsidiary (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any Subsidiary. Except as set forth in Section 2.20 of the Target Disclosure

Schedule and except for purchases of the stock of public companies by directors and their immediate families between the date hereof and Closing, to Target's knowledge, none of Target or any Subsidiary's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Target or any Subsidiary (other than in connection with purchases of the Target or Subsidiary's stock) or have any direct or indirect ownership interest in any firm or corporation with which Target or any Subsidiary is affiliated or with which Target or any Subsidiary has a business relationship, or any firm or corporation which competes with Target or any Subsidiary except that officers, directors and/or stockholders of Target or any Subsidiary may own stock in (but not exceeding five percent of the outstanding capital stock of) any publicly traded companies that may compete with Target or any Subsidiary. To Target's knowledge, except as set forth in Section 2.20 of the Target Disclosure Schedule, none of Target or any Subsidiary's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with Target or any Subsidiary. Neither Target nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            2.21 Insurance. Target and each of its Subsidiaries have the policies of insurance set forth in Section 2.21 of the Target Disclosure Schedule. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. As of the date hereof, except as set forth in Section 2.21 of the Target Disclosure Schedule, Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            2.22 Compliance With Laws. Each of Target and its Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

            2.23 Minute Books. The minute books of Target made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and are accurate in all material respects. The minute books of Target's Subsidiaries made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the date of Target's acquisition of each Subsidiary through the date hereof, and are accurate in all material respects.

            2.24 Complete Copies of Materials. Each document Target has delivered or made available to Acquiror or its counsel in connection with their legal and accounting review of Target and its Subsidiaries, was a true correct and complete copy of such document.

            2.25 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby (other than the Target Financial Advisor (as defined in Section

2.32 below)). Target has previously furnished to Acquiror a complete and correct copy of all agreements between Target and the Target Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

            2.26 Proxy Statement. None of the information (including financial data) relating to Target, its Subsidiaries or its Affiliates (as defined in under the Securities Exchange Act of 1934, as amended) supplied by Target to be included in (a) the Proxy Statement (as defined in Section 5.8(a)) at the time the Proxy Statement is mailed to holders of Target Stock in connection with the solicitation of consents with respect to the Merger and the other transactions contemplated hereby, and at the time of the Target Special Meeting will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement as it relates to Target will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Proxy Statement is mailed. Target makes no representation or warranty with respect to any information supplied by Acquiror or Merger Sub specifically for inclusion in the Proxy Statement.

            2.27 Vote Required. The affirmative vote of the holders of a majority of the shares of Target capital stock outstanding on the record date set for the Target Special Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

            2.28 Board Approval. The Board of Directors of Target has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

            2.29    Accounts Receivable.

                    (a) Target has made available to Acquiror a list of all accounts receivable of Target and each Subsidiary reflected on the Financial Statements ("Accounts Receivable") along with a range of days elapsed since invoice.

                    (b) All Accounts Receivable of Target and its Subsidiaries arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable. No request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable, except in the ordinary course of business consistent with past practice.

            2.30 Customers. As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after December 31, 2000, decreased materially its usage of the services or products of Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the Closing Date, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer of Target.

            2.31 Third Party Consents. Except as set forth in Section 2.31 of the Target Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

            2.32 Opinion of Financial Advisor. Target has received the opinion of SG Cowen Securities Corporation (the "Target Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Target Capital Stock pursuant to this Agreement is fair to the stockholders of Target from a financial point of view, and Target will promptly (to the extent permitted by the Target Financial Advisor), after receipt of a written copy of such opinion, deliver a copy of such opinion to Acquiror.

            2.33 Certain Contracts. On or prior to the Closing Date, Target terminated (without any further liability to Target, Acquiror or the Surviving Corporation) on terms and conditions approved by Acquiror, each of the leases and other contracts set forth in Schedule 2.33.

            2.34 Solvency. Immediately prior to the Effective Time, but after the Special Distribution, (i) the assets of Target will exceed the total amount of its liabilities on a consolidated basis, (ii) Target has the ability to pay its debts in the ordinary course of business as they mature and (iii) Target has sufficient capital resources to carry on its business as then conducted.

            2.35 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  SECTION THREE
                                  -------------

      3     Representations and Warranties of Acquiror and Merger Sub.

            Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure

Schedule"), Acquiror and Merger Sub hereby jointly and severally represent and warrant to Target as follows:

            3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror.

            3.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Acquiror and Merger Sub have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware law). This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub, subject to the Remedies Exception.

            3.3     No Conflict; Required Filings and Consents.

                    (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by Delaware Law, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) such filings as may be required under HSR, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

            3.4 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

            3.5 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            3.6     SEC Filings, Financial Statements.

                    (a) (i) Acquiror's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 2001, and September 30, 2001, (iii) all current reports on Form 8-K filed by Acquiror with the SEC since March 31, 2001, (the forms, reports and other documents referred to in clauses (i), (ii), and (iii) above being referred to herein, collectively, as the "Acquiror SEC Reports") (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and
(ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Acquiror and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to the lack of complete footnotes and normal and recurring year-end adjustments which did not have a Material Adverse Effect on Acquiror).

            3.7 Solvency. At the Effective Time, Acquiror will have the financial resources to pay the Aggregate Merger Consideration on the terms contained in this Agreement. Provided that Target has complied in all respects with its covenants contained in Sections 4 and 5 hereof immediately following the Effective Time on a consolidated basis: (a) the assets of Acquiror will exceed the total amount of its liabilities (b) Acquiror will be able to pay its debts in the ordinary course of business as they mature and (c) Acquiror will have sufficient capital resources, to carry on its business and the business of the Surviving Corporation as proposed to be conducted.

                                  SECTION FOUR

      4     Conduct Prior to the Effective Time.

            4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject in the case of Taxes of Target or any of its Subsidiaries, to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organization. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, with the objective that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                    (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

                    (b) Dividends; Changes in Capital Stock. Except for the Special Distribution (defined below), declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                    (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans, other than for the payment of cash in return for the cancellation of all outstanding "in the money" options prior to the Effective Time and prior to the Effective Time, the cancellation of all other options without liability to the Target or Surviving Corporation.

                    (d) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

            4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 4.2 of the Target Disclosure Schedule, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                    (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

                    (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and set forth in Section 2.3 of the Target Disclosure Schedule;

                    (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property, other than immaterial transfers in the ordinary course of business consistent with past practice;

                    (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its technology;

                    (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                    (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                    (g) Leases. Enter into operating lease in excess of $20,000;

                    (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $20,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

                    (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                    (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies or allow any insurance policy in place as of the date hereof to lapse, terminate, be cancelled or otherwise be ineffective at any time unless there is a replacement policy in place with substantially the same terms, including without limitation with respect to the deductible, scope and amount of coverage;

                    (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                    (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides Acquiror advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

                    (m) Severance Arrangement. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date of this Agreement or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                    (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                    (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole;

                    (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                    (q) Notices. Fail to give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

                    (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or in connection with the audit of its results for the period ending December 31, 2001 or the review of the Closing Balance Sheet; or

                    (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

            4.3 No Solicitation. Target and its Subsidiaries and the officers, directors, employees or other agents of Target and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it Subsidiaries to, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors (including changing its recommendation of this Agreement or the Merger or responding to a tender offer as required by Rules 14d-9 and 14e-2(a) under the Securities Exchange Act of 1934, as amended), and such actions shall not be considered a breach of this
Section 4.3 or any other provisions of this Agreement; provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or affirmatively endorse any Takeover Proposal or change its recommendation of this Agreement or the Merger, unless Target shall have terminated this Agreement pursuant to Section 7.1(c) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its Subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                                  SECTION FIVE

      5     Additional Agreements.

            5.1 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

            5.2     Consents; Cooperation.

                    (a) Each of Acquiror and Target shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, including those required under the HSR Act, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

                    (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond April 30, 2002. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                    (c) Notwithstanding anything to the contrary in Section 5.2(a) or (b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or
(ii) neither Target nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

                    (d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of Target or its subsidiaries.

                    (e) Each of Acquiror and Target shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring prior or after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third party consent, waiver or approval described in this Section 5.2(e), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

                    (f) Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

            5.3     Access to Information.

                    (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records, and
(ii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                    (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                    (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

            5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement, dated October 8, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Merger Sub agrees to be bound by the provisions of the Confidentiality Agreement to the same extent as Acquiror.

            5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with the NASD.

            5.6 FIRPTA. Target shall, prior to the Closing Date, provide Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital stock of Target do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

            5.7 State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

            5.8     Stockholder Approval.

                    (a) Proxy Statement. As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, and file with the SEC preliminary proxy materials relating to the meeting of Target's stockholders to be held in connection with the approval of this Agreement, and the transactions contemplated hereby (collectively with any amendments or supplements thereto, the "Proxy Statement"). In addition to containing a proposal to approve the Merger and this Agreement, the Proxy Statement will contain a proposal to amend the Target's 1999 Stock Incentive Plan to provide that any Target Options remaining unexercised at the Effective Time shall terminate unexercised by virtue of the Merger and cancelled without any action on the part of the holder thereof, provided that Acquiror may in its sole discretion waive the requirement that the proposal regarding the amendment to the 1999 Stock Incentive Plan be included in the Proxy Statement. The Proxy Statement shall constitute a disclosure document for the offer and payment of the Merger Consideration to be received by the holders of the capital stock of Target in the Merger. As promptly as practicable after comments, if any, are received from the SEC with respect to such preliminary proxy materials and after the furnishing by Target and Acquiror of all information required to be contained therein, Target shall file a definitive Proxy Statement and mail or cause to be mailed the Proxy Statement to its stockholders.

                    (b) Acquiror and Target shall each use its best efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. The information supplied by each of Acquiror and Target for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is first mailed to the holders of capital stock of Target, (ii) the time of the Special Meeting (as defined below), and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

                    (c) The Proxy Statement shall contain the unanimous recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Proxy Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

            5.9 Special Meeting of Stockholders. As promptly as practicable after the date hereof, Target shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of its stockholders (the "Special Meeting") for the purposes of voting upon the adoption of this Agreement, and the transactions contemplated hereby. Target shall consult with Acquiror regarding the date of the Special Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Special Meeting without the consent of Acquiror. Target shall use its best efforts to solicit from the stockholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required under Delaware Law and its Certificate of Incorporation and Bylaws to effect the Merger.

            5.10 Voting Agreements and Irrevocable Proxies. Target shall use its best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause holders of more than 40% of all shares of Target Common Stock issued and outstanding to execute and deliver to Acquiror a Voting Agreement (and irrevocable proxy) concurrently with the execution of this Agreement and in any event prior to the time that the Proxy Statement is mailed to the stockholders of Target.

            5.11    Maintenance of Target Indemnification Obligations.

                    (a) Subject to and following the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, indemnify and hold harmless the Indemnified Target Parties (as defined below) to the extent provided in the Bylaws or Certificate of Incorporation of Target, in each case as in effect as of the date of this Agreement. The Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, keep in effect such provisions, which shall not be amended except as required by applicable law or to make changes permitted by Delaware Law that would enlarge the rights to indemnification available to the Indemnified Target Parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware Law. For purposes of this Section 5.11, "Indemnified Target Parties" shall mean the individuals who were officers, directors, employees and agents of Target on or prior to the Effective Time.

                    (b) Subject to and following the Effective Time, Acquiror and the Surviving Corporation shall be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any Indemnified Target Party in enforcing the rights provided in this Section 5.11 and shall make any advances of such expenses to the Indemnified Target Party that would be available under the Bylaws or Certificate of Incorporation of Target (in each case as in effect as of the date of this Agreement) with regard to the advancement of indemnifiable expenses, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

                    (c) The provisions of this Section 5.11 shall be in addition to any other rights available to the Indemnified Target Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Target Parties.

            5.12 Non-Solicitation Agreements. Prior to the Closing, Target will use its best efforts to cause John C. Bohan, Christopher J. Cardinali and Mark Roah to execute and deliver to Acquiror Non-Solicitation Agreements substantially in the form of Exhibit E attached hereto (the "Non-Solicitation Agreements").

            5.13 Target Employees. Target shall use commercially reasonable efforts to cooperate with Acquiror to ensure that employees selected by Acquiror will become employees of Acquiror. Acquiror and Target shall cooperate to identify employees of Target who are necessary or desirable for Acquiror's proposed operations and Acquiror shall offer such employees of Target employment by Acquiror after the Effective Time. Each such offer shall (i) include a compensation package in accordance with Acquiror's compensation policy, (ii) to the extent permitted by Acquiror's employee benefit programs, enable such eligible employee to participate in Acquiror's employee benefit programs and other individual benefits as outlined in each employee's individual offer, such as life insurance, health, medical, dental and vision coverage and the Acquiror's 401(k) plan (collectively, "Acquiror's Plans"), and (iii) be in the form of an individual offer letter prepared in accordance with Acquiror's customary form. Such persons, if they accept employment, shall be "at will" employees and may be terminated by Acquiror at any time for any reason or for no reason.

            5.14 De-Listing. Acquiror and Target shall use their reasonable best efforts to cause the Surviving Corporation to cause the Target Common Stock to be de-listed from the Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

            5.15 Section 16(b). Target shall take all such steps as may be required to cause the transactions contemplated by this Agreement and any other dispositions of Target equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Target to be exempt under Rule 16b-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, including setting forth in the Proxy Statement the name and equity holdings of each such director and officer, the number of securities to be disposed of by each, the material terms of any derivative securities held by each and that shareholder approval is being sought for purposes of exempting such persons' transactions in securities under Rule 16b-3.

            5.16    Closing Balance Sheet; Purchase Price Adjustment.

                    (a) Following that date on which Target has received proxies representing in excess of 50% of its voting securities, directing that the relevant holders shares of Target be voted in favor of approving this Agreement, and the transactions contemplated hereby, Target shall certify to Acquiror that it has received such proxies and they are currently effective. Thereafter Target and Acquiror shall agree on a date, and such date shall be designated the "Closing Balance Sheet Date." The Closing Balance Sheet Date shall be either the last day of the month preceding the month in which the requisite number of proxies are received (the "Proxy Month") or the last day of the Proxy Month. The Closing Balance Sheet Date shall be the last day of the month preceding the Proxy Month if the Closing Balance Sheet can be prepared, reviewed by Arthur Andersen LLP ("Arthur Andersen") as set forth below, reviewed by Acquiror and all conditions to closing are satisfied prior to the end of the Proxy Month. In all other events, the Closing Balance Sheet Date shall be the last date of the Proxy Month. The Closing Date shall occur during the month following the Closing Balance Sheet Date, provided however, that in no event shall Acquiror be required to close on a date other than, at its sole option, the last day of the month following the month in which the Closing Balance Sheet Date occurs or the first day of the succeeding month. Notwithstanding the foregoing, if all closing conditions have not been satisfied by the date on which the Closing would otherwise occur pursuant to the previous sentence, then a new Closing Balance Sheet Date shall be set as the end of the month following the month in which the previous Closing Balance Sheet Date fell and the Closing Date again determined pursuant to the foregoing. This process will be repeated until the first to occur of (i) Effective Time or (ii) the termination of this Agreement. The foregoing shall not be deemed to modify any of the dates by which the Special Meeting must occur or the transaction must be consummated, as set forth in Section 7.

                    (b) Immediately following the Closing Balance Sheet Date, Target shall prepare a balance sheet of Target (on a consolidated basis) as of the Closing Balance Sheet Date. Target shall prepare such balance sheet in accordance with GAAP in a manner consistent with the manner in which Target's audited consolidated balance sheet as of December 31, 2001 was prepared and Target shall cause Arthur Andersen, its independent auditors, to perform procedures (similar to those of a SAS No. 71 review "Interim Financial Information") on the balance sheet so prepared as expeditiously as practicable. Prior to beginning such review, Arthur Andersen shall deliver to Acquiror a description of the review procedures it intends to follow. Acquiror may then make reasonable modifications to such review procedure. Arthur Andersen shall not initiate its review until Acquiror and Arthur Andersen have agreed upon such review procedures. Upon completion of the Arthur Andersen review, the reviewed balance sheet as of the Closing Balance Sheet Date (the "Closing Balance Sheet") shall immediately be furnished to Acquiror. Acquiror shall have the opportunity to review the Closing Balance Sheet and ask questions of Arthur Andersen and Target regarding the Closing Balance Sheet. Acquiror may propose changes and adjustments to the Closing Balance Sheet, which will be considered in good faith by Target and Arthur Andersen. If any such changes or adjustments are made, the Closing Balance Sheet as so changed or adjusted shall be the "Closing Balance Sheet" for purposes of the adjustments to the Cash Account set forth below.

                    (c) At the Closing Balance Sheet Date, Target shall have unrestricted cash (the "Cash Account") in an amount equal to $4,840,000, subject to adjustment as follows:

                         (i)   To the extent that there is less than $4,840,000
in unrestricted cash held by Target at the Closing Balance Sheet Date, the Cash Account shall be increased on a dollar for dollar basis.

                         (ii)  To the extent that Payables exceed Assets, Cash
Account shall be increased on a dollar for dollar basis by the amount of such excess. To the extent that Assets exceed Payables, the Cash Account shall be decreased on a dollar for dollar basis by the amount of such difference. For purposes of this adjustment, (i) "Payables" shall mean any liability which may have cash consequences to the Surviving Corporation or Acquiror, appearing on the Closing Balance Sheet other than (A) the unamortized balance from the adMonitor sale proceeds, (B) accrued vacation for employees that Acquiror is retaining following the Effective Time, (C) the note payable to Novus List Marketing, LLC (not to exceed $750,000) and (D) any liabilities relating to the matters set forth in Section 5.17 that are paid in cash between the date hereof and the Closing and (ii) "Assets" shall mean any asset appearing on the Closing Balance Sheet other than cash and cash equivalents, restricted cash, real estate security deposits, fixed assets, capital leases and goodwill.

                         (iii) To the extent that there is less than $1,390,000
in cash pledged to secure letters of credit (which letters of credit secure real property lease obligations) held by Target at the Closing Balance Sheet Date, the Cash Account shall be increased on a dollar for dollar basis, provided, however, that if the reason for the reduction in the amount of such cash is the termination of the related lease with no further liability to Target or the Surviving Corporation, then there shall be no adjustment in the Cash Account for such reduction.

                         (iv)  To the extent that there is less than $387,000
in security deposits (not subject to any offset or claim) held by Target at the Closing Balance Sheet Date under Target's leases, the Cash Account shall be increased on a dollar for dollar basis, provided, however, that if the reason for the reduction in the amount of security deposits is the termination of the related lease with no further liability to Target or the Surviving Corporation, then there shall be no adjustment in the Cash Account for such reduction.

                         (v)   To the extent that Target's liabilities set forth
on Schedule 5.16(c)(v) of the Target Disclosure Schedule are settled and Target procures a release of all such liabilities in form reasonably satisfactory to Acquiror prior to the Effective Time, the Cash Account shall be decreased by $100,000.

                         (vi)  The Cash Account shall be increased by the
Warrant Amount, if any.

                        (vii) The Cash Account shall be increased by the Insurance Amount, if any.

                    (d) Nothing contained herein shall in any way affect or modify any of the conditions to Acquiror's obligation to close contained herein, including without limitation the requirement that the holders of a majority of the shares of stock of Target approved this Agreement, and the transactions contemplated hereby at the Special Meeting.

            5.17 Certain Pre-Closing Actions. Without limiting anything else contained herein, Target shall have done the following on or before the Closing
Date:

                    (a) Terminated (i) that certain Akamai EdgeSuite Services - Platinum Order Form dated June 29, 2001 (as amended) by and between Target and Akamai Technologies, Inc., (ii) that certain Akamai FreeFlow Services Change Order Form dated July 31, 2000 by and between Target and Akamai Technologies, Inc. and (iii) that certain Internet Data Center Services Agreement dated March 31, 1999 by and between Target and Exodus Communications in such a manner that there is no further liability or obligation of Target or Surviving Corporation thereunder.

                    (b) Paid all amounts owed to any law firm, accounting firm, investment banking firm or any other professional advisor (including without limitation, Paul, Hastings, Janofsky & Walker LLP, Arthur Andersen and the Target Financial Advisor) for any services rendered prior to the Effective Time, including without limitation any services relating to the transactions contemplated hereby, all in such a manner that there is no further liability or obligation of Target or Surviving Corporation to any of the foregoing.

                    (c) Terminated each employee of Target other than those which Acquiror has indicated it wished to retain as set forth in Section 5.13, paid or provided each such employee all notices and all severance and other benefits to which such employee is entitled and otherwise complied with all applicable laws in connection with such terminations, all in such a manner that there is no further liability or obligation of Target or Surviving Corporation relating to any of the foregoing. (d) Paid all amounts to which any employee is entitled under any severance arrangement, whether or not such employee is being terminated in connection with the Merger and obtained a release of all claims under any such severance arrangement from each employee who receives a severance payment, other than from employees who have a contractual right to receive a severance payment without providing such a release with respect to which Target shall use it reasonable best efforts to obtain a release.

                    (e) Paid its entire commitment to DoubleClick Inc. under that certain Master Services Agreement, dated as of October 2, 2001, by and between Target and DoubleClick Inc. and any other agreement related thereto, such that neither Target nor Surviving Corporation will have any further commitment or obligation to pay any amounts to DoubleClick Inc. under such agreements.

                    (f) Procured a "tail" policy to Target's existing Directors and Officers Liability Insurance in an amount not less than $25,000,000, which shall cover the directors and officers of Target for occurrences prior to the Effective Time for a period equal to three years with respect to the causes of action covered by such insurance. Target shall use its reasonable best efforts to obtain such a policy with a deductible equal to or less than $200,000, provided that if Target cannot obtain a policy with such a deductible despite exercising its reasonable best efforts, then the Cash Account shall be increased by an amount equal to $50,000 (the "Insurance Amount") and provided, further, that in no event shall the deductible be an amount greater than $500,000.

                    (g) Paid Novus List Marketing LLC to settle the earnout payable under that certain Asset Purchase Agreement by and among Target and Novus List Marketing LLC dated as of May 14, 2001, for the period through the Effective Time and shall have procured from Novus List Marketing LLC an agreement and release in form and substance reasonable satisfactory to Acquiror and its counsel pursuant to which Novus List Marketing LLC agrees that it has been paid (or been otherwise compensated for) that portion of the earnout relating to the period prior to the Effective Time and releases any claims based on the earnout and relating to the period prior to the Effective Time.

                    (h) Paid the participants (the "Participants") of Target's Direct/Offline 2001 and 2002 Bonus Plan (the "Direct Bonus Plan") to settle any bonuses relating to the period through the Effective Time and shall have procured from Joanne Capria (individually and on behalf of the Participants) an agreement and release in form and substance reasonably satisfactory to Acquiror and its counsel pursuant to which Joanne Capria (individually and on behalf of the Participants) agrees that she and the Participants have been paid (or been otherwise compensated for) that portion of their bonus relating to the period prior to the Effective Time and release any claims based on any bonus under the Direct Bonus Plan and relating to the period prior to the Effective Time, which agreement may be the same agreement referred to in (g) above.

                    (i) Terminated and cancelled all of the Target Options without further liability or obligation to Acquiror or Surviving Corporation in connection with such Target Options and used its reasonable best efforts to procure from each holder of unexercised Target Options a duly executed Letter Agreement acknowledging the cancellation of such unexercised options and the release of the Surviving Corporation from any and all liability or obligation in connection with each of such holder's Target Options and terminated (by causing the exercise thereof or otherwise) all outstanding warrants (other than as set forth in Section 1.6(c)(ii)), other convertible securities or rights to purchase securities of Target.

                    (j) Supplied Acquiror with its audited balance sheets and the related audited consolidated statements of income and changes in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 2001. Each of such consolidated financial statements (including, in each case, any notes thereto) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each will fairly present the consolidated financial position, results of operations and cash flows of Target and the consolidated Subsidiaries as at the date thereof and for the period therein in accordance with GAAP.

            5.18 Conduct Following Closing Balance Sheet Date. In addition to continuing to comply with all other covenants and agreements contained herein, for the period from the Closing Balance Sheet Date until the first to occur of the Effective Time and the termination of this Agreement, Target shall reasonably consult with Acquiror on a regular basis regarding all operational matters. From February 1, 2002 until the first to occur of the Effective Time and the termination of this Agreement, Acquiror shall be permitted to place one or more of its employees or agents in any office or offices of Target in order to ensure compliance with this Agreement. Such employee(s) shall have the right to review all transactions and approve (which approval shall not be unreasonably withheld) all cash expenditures. Without limiting the foregoing, Target shall not, without the prior consent of Acquiror (which shall not be unreasonably withheld) (a) make any cash expenditures (except expenditures expressly contemplated hereby and payments made in the ordinary course of Target's business consistent with past practice for payroll, rent, utilities and taxes), (b) terminate or hire any employees, (c) take any of the actions described in Sections 4.1 or 4.2 (except as set forth in Section 4.2 of the Target Disclosure Schedule), provided that for purposes of this Section 5.18, all ordinary course of business, substantiality, materiality or similar qualifiers and all dollar thresholds contained therein shall be disregarded. Notwithstanding the foregoing sentence, Acquiror's consent shall not be required with respect to ad sales transactions (online, email and list management) pursuant to insertion orders or purchase orders in the ordinary course of business consistent with past practice.

            5.19 401(k) Plan. Prior to the Effective Time the Target will take such action as is necessary, to terminate its 401(k) Plan (the "Target 401(k) Plan") and also will take all necessary action to ensure that each participant in the Target 401(k) Plan is fully vested in his or her account balance under the Target 401(k) Plan.

            5.20 Special Distribution. Prior to the date of the Target Special Meeting, the Board of Directors of Target shall have declared a special distribution (the "Special Distribution") contingent upon stockholder approval of this Agreement, and the transactions contemplated hereby, such Special Distribution to take place immediately prior to the Effective Time. The amount of the Special Distribution shall be equal to the cash held by Target at the Closing Balance Sheet Date minus the amount required to be in the Cash Account and all amounts spent by Target following the Closing Balance Sheet Date in order to satisfy all of its obligations under Section 5.17.

            5.21 Tax Consolidation. After the Effective Time Acquiror shall file consolidated Tax returns and shall include the Surviving Corporation in its consolidated Tax group, for at least the taxable period of Acquiror during which the Effective Time occurs.

            5.22 Cobra Benefits. Acquiror agrees to treat all current and former Target employees (and their beneficiaries) who (1) lose coverage in connection with the termination of Target's group health plans or the transactions contemplated by this Agreement, including termination of employment, or (2) would be entitled to elect COBRA continuation coverage under Target's group health plans but for the termination of those plans and the transactions contemplated by this agreement, as "M & A qualified beneficiaries" under Treasury Regulation Section 54.4980B-9, and as entitled to elect COBRA continuation coverage under the Acquiror's group health plans as of the date the employees (and their beneficiaries) otherwise would lose their group health plan coverage. Acquiror shall offer each of them the ability to purchase COBRA continuation coverage under Acquiror's group health plans on the same terms and conditions as Acquiror makes COBRA continuation coverage available to its current and former employees (and their beneficiaries).

                                   SECTION SIX

      6     Conditions to the Merger.

            6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                    (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the holders of a majority of the shares of the capital stock of Target outstanding as of the record date set for the Special Meeting.

                    (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                    (c) Governmental Approval. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under HSR, under the Securities Act and under any state securities laws.

            6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                    (a) Representations, Warranties and Covenants (i) Each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                    (b)  Certificates of Acquiror.

                         (i)   Compliance Certificate of Acquiror. Target shall
have been provided with a certificate executed on behalf of Acquiror by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) has been satisfied with respect to Acquiror.

                         (ii)  Certificate of Secretary of Acquiror. Target
shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Acquiror certifying:

                               (A)   Resolutions duly adopted by the Board of
Directors and the stockholders of Acquiror authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                               (B)   the incumbency of the officers of
Acquiror executing this Agreement and all agreements and documents contemplated hereby.

                    (c)  Certificates of Merger Sub.

                         (i)   Compliance Certificate of Merger Sub. Target
shall have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) has been satisfied with respect to Merger Sub.

                         (ii)  Certificate of Secretary of Merger Sub. Target
shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

                               (A)   Resolutions duly adopted by the Board of
Directors and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                               (B)   the incumbency of the officers of Merger
Sub executing this Agreement and all agreements and documents contemplated hereby.

                    (d) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, after the date hereof.

                    (e) Legal Opinion. Target shall have received a legal opinion from counsel to Acquiror in substantially the form of Exhibit F.

            6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the

Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                    (a)   Representations, Warranties and Covenants.

                    (i) Except for the representations and warranties listed in clause (ii), each of the representations and warranties of Target in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Target in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), with respect to Section 2.12 hereof, the incurrence of encumbrances which in the aggregate do not exceed $20,000 shall not be deemed to be a material breach thereof and with respect to the first sentence of Section 2.15(e), Tax audits which are likely to result in no Losses or Losses in an amount less than $50,000 shall not be deemed to be a material breach thereof,

                    (ii) The representations and warranties in (A) Section 2.5(a)(ii) (only with respect to insertion orders entered into after the date hereof on a form prepared by a third party, judgments, orders or decrees arising after the date hereof and laws, statutes ordinances, rules or regulations enacted after the date hereof and permits which become required after the date hereof),
                          (B) Section 2.8(e), (j), (m) and (n), (C) clause (i) of Section 2.10 (with respect only to injunctions, judgments, orders or decrees which would have no material effect on Acquiror or Surviving Corporation, assuming consummation of the transactions contemplated hereby) (D) the first sentence of Section 2.13(c), clause (ii) of the first sentence of Section 2.13(e) and the third and last sentences of Section 2.13(e),
                          (E) the second sentence of Section 2.15(e), (F) the last sentence of Section 2.16(b), the third sentence of Section 2.16(c), (G) the first sentence of Section 2.18, (H) the first and second sentences of Section
                          2.30 and (I) 2.35, only to the extent it is being applied to one of the representations listed in this clause (ii), shall be true and correct in all respects (disregarding for this purpose all materiality, Material Adverse Effect, ordinary course of business and similar qualifiers), on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except to the extent that the failure of any such representation or warranty to be true as of the Effective Time, when combined with all other representations and warranties not true at the Effective Time, does not have a Material Adverse Effect on Target, and

                    (iii) Target shall have performed and complied in all
                          material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                    (b) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Target and its subsidiaries, taken as a whole, after the date hereof.

                    (c)  Certificates of Target.

                         (i)   Compliance Certificate of Target. Acquiror and
Merger Sub shall have been provided with a certificate executed on behalf of Target by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.3(a) and (b) above has been satisfied.

                         (ii)  Certificate of Secretary of Target. Acquiror and
Merger Sub shall have been provided with a certificate executed by the Secretary of Target certifying:

                               (A)   Resolutions duly adopted by the Board of
Directors and the stockholders of Target authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                               (B)   The Certificate of Incorporation and Bylaws
of Target, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                               (C)   the incumbency of the officers of Target
executing this Agreement and all agreements and documents contemplated hereby.

                    (d) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it that Target has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Sections 5.2(a) and (f).

                    (e) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                    (f) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form of Exhibit G.

                    (g) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger, as set forth in
Section 5.6 above.

                    (h) Resignation of Directors and Officers. Acquiror shall have received letters of resignation from each of the directors and officers of Target in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

                    (i) Non-Solicitation Agreements. Each of the persons set forth in Section 5.12 above shall have executed a Non-Solicitation Agreement substantially in the form attached hereto as Exhibit E.

                    (j) Certain Information Required by the Code. Each holder of Target Stock or Target Options who holds 10% or more (by value) of the interests in Target immediately prior to the Merger, within the meaning of
Section 1060(e) of the Code, and who, in connection with the Merger, enters into a Non-Solicitation Agreement or other agreement with Target or the Surviving Corporation (or is related to any person who enters into any such contract or agreement, within the meaning of Section 267(b) or Section 707(b)(1) of the
Code) shall furnish Acquiror with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Acquiror may reasonably request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

                    (k) Termination of Target's 401(k) Plan. If Target maintains or sponsors a plan subject to Section 401(k) of the Code, Target's Board of Directors shall have adopted a resolution terminating such plan contingent on the Closing and effective as of at least one calendar day prior to the Effective Time.

                    (l) Termination and Release Agreements. Each of John Bohan, Tom Sebastian, Mark Roah and Christopher J. Cardinali shall have executed a Termination and Release Agreement substantially in the form attached hereto as Exhibit C. Each of Keith Kaplan, Tom Sebastian and Peter Huie shall have executed and delivered their respective employment letters (or consulting agreements) with the Surviving Corporation in the form attached hereto as Exhibit H.

                    (m) Voting Agreements. William Apfelbaum, John Bohan, Mark Roah and C.J. Cardinali shall have agreed in writing to vote for approval of the Merger pursuant to Voting Agreements and such executed Voting Agreements (with irrevocable proxies) shall have been delivered to Acquiror and no such shareholder shall have taken any action to revoke any such proxy.

                    (n) Pre-Closing Actions. Acquiror shall have completed its review of the Closing Balance Sheet as contemplated by Section 5.16 and Target shall have completed each of the Pre-Closing Actions set forth in Section 5.17 and shall have provided Acquiror with satisfactory evidence thereof.


                                  SECTION SEVEN

      7.    Termination, Amendment and Waiver.

            7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated and the Merger may be abandoned:

                    (a) by mutual consent duly authorized by the Boards of Directors of each of Acquiror and Target;

                    (b) by either Acquiror or Target, if, without fault of the terminating party,

                         (i)   the Effective Time shall not have occurred on or
before April 30, 2002 (or such later date as may be agreed upon in writing by the parties); provided, however, that if a request for additional information is received from a Governmental Entity pursuant to the HSR Act, such date shall be extended to the 90th day following acknowledgment by such Governmental Entity that Acquiror and Target have complied with such request, but in no event shall such date be later than June 30, 2002;

                         (ii)  there shall be any applicable federal or state
law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                         (iii) the Special Meeting shall have been held, and the
required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote duly held at the Special Meeting or at any adjournment thereof;

                    (c)  by either Acquiror or Target, if:

                         (i)   the Board of Directors of Target shall have
withdrawn or modified, or shall have resolved to withdraw or modify, its recommendation of this Agreement or the Merger in a manner adverse to Acquiror, or the Board of Directors of Target shall have recommended any Superior Proposal;

                         (ii)  Target receives an unsolicited proposal that
constitutes a Superior Proposal, and either (A) Target (or its Board of Directors) breaches its obligations to promptly notify Acquiror pursuant to Section 4.3, or (B) the Board of Directors of Target fails to terminate discussions with the maker of such proposal and its agents within ten calendar days after such proposal is first received by Target or any of its officers, directors or agents; or

                         (iii) a tender offer or exchange offer for 15% or more
of the outstanding shares of capital stock of Target is commenced, and the Board of Directors of Target, within ten calendar days after such proposal is first received by Target or any of its officers, directors or agents, fails to recommend against acceptance of, or takes no position with respect to the acceptance of, such tender offer or exchange offer by Target's stockholders.

                    (d)  by Acquiror, if

                         (i)   Target shall materially breach any of its
representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days (30 calendar days with respect to breaches caused by a failure to pay withholding taxes between signing and Closing) of receipt by Target of written notice of such breach, provided that Acquiror is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured and provided further, that with respect to a material breach of the first sentence of Section 2.15(e), the addition to the Cash Account of the probable Losses associated with such audit shall be deemed to be a cure of such breach; or

                         (ii)  for any reason Target fails to call and hold the
Special Meeting by March 31, 2002;

                    (e) by Target, if Acquiror shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days following receipt by Acquiror of written notice of such breach, provided that Target is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured.

            7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) this Section 7.2 and Section 9 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

            7.3     Expenses and Termination Fees.

                    (a) Subject to subsection (b) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the party incurring such expense.

                   (b)   In the event that this Agreement is terminated

                         (i)   by either Acquiror or Target pursuant to Section
7.1(c),

                         (ii)  by either Acquiror or Target pursuant to Section
7.1(b)(i) or (iii) and, prior to the time of the Special Meeting, Target shall have received an unsolicited proposal that constitutes a Superior Proposal or a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Target is commenced, which proposal or offer at the time of the meeting of Target's stockholders shall not have been (x) rejected by Target or
(y) withdrawn by the third party making such proposal or offer, or

                         (iii) by Acquiror pursuant to Section 7.1(d), due in
whole or in part to any failure by Target to use its best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's Affiliates to take any actions required to be taken hereby, and prior thereto Target shall have received an unsolicited proposal that constitutes a Superior Proposal or a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Target is commenced, which proposal or offer at the time of the meeting of Target's stockholders shall not have been (x) rejected by Target or (y) withdrawn by the third party making such proposal or offer, then Target shall reimburse Acquiror for all out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the reasonable fees and expenses of its advisors, accountants, legal counsel and financial printers), and, in addition, Target shall promptly pay to Acquiror the sum of $510,000.

            7.4 Amendment. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the stockholders of Target or Merger Sub.

            7.5 Extension; Waiver. At any time prior to the Effective Time any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  SECTION EIGHT

      8     Indemnification.

            8.1 Expiration of Representations and Warranties. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time. All covenants to be performed after the Effective Time shall continue indefinitely in accordance with the terms thereof.



            8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

                    (a)   if to Acquiror or Merger Sub, to:
                          6300 Wilshire Blvd
                          Suite 1700
                          Los Angeles, CA 90048
                          Attention:  General Counsel
                          Facsimile No.: (323) 658-5414
                          Telephone No.: (323) 658-9089

                          with a copy to:

                          J. Keith Biancamano
                          Orrick, Herrington & Sutcliffe LLP
                          777 S. Figueroa St.
                          32nd Floor
                          Facsimile No.: (213) 612-2499
                          Telephone No.: (213) 629-2020

                    (b)   if to Target, to:

                          4499 Glencoe Avenue
                          Marina del Rey, CA 90292
                          Attention: Chief Executive Officer
                          Facsimile: (310) 578-9942
                          Telephone: (310) 751-0200
                          with a copy to:

                          Robert A. Miller, Jr., Esq.
                          Paul, Hastings, Janofsky & Walker LLP
                          555 South Flower Street
                          Twenty-Third Floor
                          Los Angeles, CA 90071
                          Facsimile: (213) 627-0705
                          Telephone: (213) 683-6254

            8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 2, 2002. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.4 Counterparts. This Agreement may be executed in two or more counterparts (which may be facsimile), each of which shall be deemed an original and all of which together shall constitute one instrument.

            8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c), 1.7 5.11 and 5.21, and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

            8.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

            8.8 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

            8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            8.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon the parties and their respective successors and assigns.



                            [Signature Page Follows]

      Target, Acquiror and Merger Sub have executed this Agreement as of the date first written above.

                                    TARGET

                                    L90, Inc.


                                    By:  /s/ John Bohan
                                         -------------------------------------

                                    Name:    John Bohan
                                         -------------------------------------
                                                       (Print)
                                    Title:   CEO
                                          ------------------------------------

                                    Address:
                                            ----------------------------------



                                    ACQUIROR

                                    eUniverse, Inc.


                                    By:  /s/ Brad Greenspan
                                         -------------------------------------

                                    Name:    Brad Greenspan
                                         -------------------------------------
                                                       (Print)
                                    Title:   Chairman
                                          ------------------------------------

                                    Address:
                                            ----------------------------------



                                    MERGER SUB:

                                    L90 Acquisition Corporation



                SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                    By:  /s/ Brad Greenspan
                                         -------------------------------------

                                    Name:    Brad Greenspan
                                         -------------------------------------
                                                       (Print)
                                    Title:   Chairman
                                          ------------------------------------

                                    Address:
                                            ----------------------------------

                                    EXHIBITS
                                    --------


      Exhibit A -    Certificate of Merger

      Exhibit B -    Voting Agreement

      Exhibit C -    Termination and Release Agreement

      Exhibit D -    Letter Agreement

      Exhibit E -    Non-Solicitation Agreement

      Exhibit F -    Legal Opinion from Acquiror's Counsel

      Exhibit G -    Legal Opinion from Target's Counsel

      Exhibit H -    Form of Consulting Agreement